Exhibit 10.37

FORM OF STOCK OPTION AWARD CERTIFICATE

C. R. BARD, INC.

2012 LONG TERM INCENTIVE PLAN

Stock Option

Award Certificate

Granted To:	Grant Date:

Employee Number:	Options Granted:

Business Group:	Grant Number:

C. R. Bard, Inc., a New Jersey corporation (the “Corporation”) hereby grants you a number of Stock Options (the “Options”) under the 2012 Long Term Incentive Plan of C. R. Bard, Inc., as amended from time-to-time (the “Plan”), subject to the terms of this Award Certificate, together with the Plan and the Stock Option Terms and Conditions (the “Terms and Conditions”), both of which are available online through your Morgan Stanley account at www.benefitaccess.com (the “Morgan Stanley Account”) and are incorporated herein by reference and are a part of this Award Certificate.

This Award Certificate, together with the Plan and the Terms and Conditions, both of which are available online through your Morgan Stanley Account, constitute the entire agreement between the Corporation and you with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, between the Corporation and you in connection with such subject matter.

Please sign into your Morgan Stanley Account (www.benefitaccess.com) to acknowledge receipt of, and to represent that you understand and agree to, the terms of this Stock Option Award Certificate, as well as the Plan and the Terms and Conditions.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

FORM OF STOCK OPTION TERMS AND CONDITIONS

C. R. BARD, INC.

2012 LONG TERM INCENTIVE PLAN

Stock Option

Terms and Conditions

Grant Date:

C. R. Bard, Inc., a New Jersey corporation (the “Corporation”) has granted you a Stock Option (the “Option”) under the 2012 Long Term Incentive Plan of C. R. Bard, Inc., as amended from time-to-time (the “Plan”). The Option provides you with the opportunity to purchase the number of shares of the Corporation’s common stock (the “Shares”) that is set forth in the Stock Option Award Certificate (the “Award Certificate”) accompanying these Stock Option Terms and Conditions (the “Terms and Conditions”), at the price per share not less than the Fair Market Value of a Share on the Grant Date as set forth in the Award Certificate (the “Exercise Price”). The Option is subject to the Plan, the Award Certificate, and these Terms and Conditions. All capitalized terms not otherwise defined in these Terms and Conditions or in the Award Certificate shall have the same meaning set forth in the Plan. The Plan is administered by the Compensation Committee (the “Committee”) of the C. R. Bard, Inc. Board of Directors (the “Board”).

1.	Vesting.

(a)	Except as otherwise provided in Section 2, the term of the Option shall commence on the Grant Date and shall expire on the tenth anniversary of the Grant Date (the “Grant Expiration Date”).

(b)	At any time, the portion of the Option that has become vested and exercisable as described in this Section 1 is hereinafter referred to as the “Vested Portion.”

(c)	While you are employed by the Corporation or one of its Subsidiaries, the Option shall vest and become exercisable as follows: 25% of the Option shall vest and become exercisable on the first anniversary of the Grant Date; an additional 25% of the Option shall vest and become exercisable on the second anniversary of the Grant Date; an additional 25% of the Option shall vest and become exercisable on the third anniversary of the Grant Date; and the remaining 25% of the Option shall vest and become exercisable on the fourth anniversary of the Grant Date.

(d)	For the avoidance of doubt, you must be employed by the Corporation or one of its Subsidiaries on the date vesting occurs.

(e)	Upon termination of your employment by reason of death or Disability, the Option shall, to the extent not expired pursuant to Section 1(a) and not vested and exercisable at that time, become fully vested and exercisable and shall remain exercisable for the period set forth in Section 2(a).

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

(f)	Upon termination of your employment by reason of Retirement, for Options granted more than six (6) months prior to the date of Retirement, the Options shall, to the extent not expired pursuant to Section 1(a) and not vested and exercisable at that time, become fully vested and exercisable and shall remain exercisable for the period set forth in Section 2(a) or for a period of five (5) years from the date of Retirement, whichever is less. Any Options that, as of the date of Retirement, have not been outstanding for at least six (6) months following the grant date shall be forfeited on the date of Retirement.

(g)	Notwithstanding anything to the contrary in these Terms and Conditions, if your employment with the Corporation or one of its Subsidiaries (1) is terminated without Cause (as defined below) or you terminate your employment with the Corporation or one of its Subsidiaries for Good Reason (as defined below) in either case in connection with or otherwise in contemplation of a Change of Control (a “CIC Termination”), the Options shall become fully vested and exercisable and shall remain exercisable for the period set forth in Section 2(a) or (2) continues following the occurrence of a Change of Control and the Options are not assumed or replaced in connection with the Change of Control, the Options shall become fully vested and exercisable and shall remain exercisable for the period set forth in Section 2(a) of these Terms and Conditions.

(i)	For the purposes of these Terms and Conditions, “Cause” shall have the meaning set forth in your Change in Control Agreement with the Corporation.

(ii)	For the purposes of these Terms and Conditions, “Good Reason” shall have the meaning set forth in your Change in Control Agreement with the Corporation.

Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take such other actions with respect to the outstanding Options as the Committee deems appropriate.

(h)	If you cease to be an employee of the Corporation or one of its Subsidiaries for any reason, the Committee may, in its sole discretion, accelerate the vesting of the Option, or any portion thereof, which has not expired pursuant to Section 1(a) and would not otherwise be vested and exercisable on the date of such termination of employment.

(i)	If your employment with the Corporation is terminated for any reason other than death, Retirement, Disability or a CIC Termination, or the Committee does not otherwise exercise its discretion, pursuant to the Plan and Section 1(h) above, to accelerate the vesting of the Option in full upon your termination for any reason, the Option shall expire immediately without consideration to the extent not vested and exercisable on the date of any such termination and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 2(a).

2.	Exercise.

(a)	Exercise of Option. Subject to the provisions of the Plan and these Terms and Conditions, you may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i)	the Grant Expiration Date (including with respect to termination of your employment by reason of Retirement and with respect to the termination of your employment for reasons other than Cause within the one-year period immediately following a Change of Control);

(ii)	one year following the first day of the month following the month in which your employment with the Corporation or one of its Subsidiaries is terminated due to death or Disability;

(iii)	sixty days following the date your employment with the Corporation or one of its Subsidiaries is terminated for any reason other than (A) death, (B) Disability, (C) Retirement, or (D) for any termination within the one-year period immediately following a Change of Control (excluding termination for Cause (as defined in Section 1(g)(i) above) during such one-year period, which will be subject to the sixty-day exercise period).

For purposes of these Terms and Conditions, “Retirement” shall mean the termination of employment of an employee of the Corporation (A) who has attained the age of 55 and been credited with a minimum of ten (10) years of vesting service under the Employees’ Retirement Plan of C. R. Bard, Inc. or any successor plan thereto (the “U.S. Retirement Plan”); or (B) who has attained the age of 65 and been credited with a minimum of five (5) years of vesting service under the U.S. Retirement Plan; provided, that the term “Retirement” shall not refer to an employee that is terminated for Cause. For purposes of determining whether, and to what extent, an employee is credited with vesting service under the preceding sentence, service provided to a foreign affiliate of the Corporation shall be treated as service provided to a U.S. participating employer in the U.S. Retirement Plan.

(b)	Method of Exercise.

(i)	Subject to Section 2(a), the Vested Portion of the Option may be exercised, by you or the individual having the right to exercise the Option in accordance with Section 2(b)(v), by delivering to the Corporation at its principal office written notice of intent to so exercise; provided, that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made by you:

(A)	in cash or its equivalent (e.g., by check);

(B)	to the extent permitted by the Committee, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that you have held such Shares for no less than six months (or such other period as established from time-to-time by the Committee in order to avoid adverse accounting treatment applying US GAAP);

(C)	partly in cash and, to the extent permitted by the Committee, partly in such Shares, as described in clause (B), above; or

(D)	if there is a public market for the Shares at the time of exercise, subject to rules and limitations established by the Committee or the Board, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Corporation an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased.

The purchased Shares shall be held at the Corporation’s transfer agent in book entry form or, at your request (or at the request of the individual having the right to exercise the Option in accordance with Section 2(b)(v)), shall be delivered to you, or the individual having the right to exercise the Option in accordance with Section 2(b)(v), as soon as administratively feasible following exercise of the Option. No fractional Shares will be issued upon exercise of the Option; unless otherwise determined by the Committee, the cash equivalent of any fractional Share will be payable upon exercise.

(ii)	If in the opinion of counsel for the Corporation (who may be an employee of the Corporation or independent counsel employed by the Corporation), any issuance or delivery of Shares upon exercise of the Option to you will violate the requirements of any applicable federal or state laws, rules or regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such federal or state laws, rules or regulations.

(iii)	Notwithstanding any other provision of these Terms and Conditions to the contrary, prior to a Change of Control the Option may not be exercised, as the Committee shall in its sole discretion determine to be necessary or advisable, prior to the completion of any registration or qualification of the Option or the Shares, or during any period of suspension of trading of the Shares, under applicable state and federal securities or other laws or under any ruling or regulation of any governmental body or national securities exchange.

(iv)	Upon the Corporation’s determination that the Option (if to be settled in Shares) has been validly exercised, the Shares shall be held or delivered in accordance with the last paragraph of Section 2(b)(i)(D). However, the Corporation shall not be liable to you for damages relating to any delays in issuing certificates for such Shares, any loss of the certificates or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(v)	In the event of your death, the Vested Portion of the Option shall remain exercisable to the extent set forth in Section 2(a) by your executor or administrator, or the person or persons to whom your rights under these Terms and Conditions shall pass by will or by the laws of descent and distribution, as the case may be. In the event of your Disability, the Option may be exercisable by your conservator or representative. Any of your heirs, legatees, conservators or representatives shall take rights herein granted subject to the Plan, the Award Certificate, and these Terms and Conditions.

(vi)	Neither you nor your legal representatives, legatees or distributees, as the case may be, shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until you or the individual having the right to exercise the Option has given written notice of exercise, paid in full for such Shares, received such Shares from the Corporation and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

3.	No Right to Continued Employment. The granting of the Option evidenced by the Award Certificate and these Terms and Conditions shall impose no obligation on the Corporation or any affiliate to continue your employment and shall not lessen or affect the Corporation’s or any affiliate’s right to terminate your employment.

4.	Legend on Certificates. If the Corporation determines that any issuance or delivery of Shares to you pursuant to these Terms and Conditions will violate the requirements of any applicable federal or state laws, rules or regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such federal or state laws, rules or regulations. Any such Shares shall be subject to such stop transfer orders and other restrictions as the Committee or the Corporation may deem necessary or advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed and any applicable federal, state or foreign laws, rules or regulations. Certificates delivered to you may bear such legends as the Corporation may deem necessary or advisable.

5.	Transferability. You may not assign, alienate, pledge, attach, sell or otherwise transfer, dispose of or encumber the Option other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer, disposition or encumbrance shall be void and unenforceable against the Corporation or any affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, disposition or encumbrance. You may designate a beneficiary, on a form supplied by the Corporation, who may exercise the Option under these Terms and Conditions in the event of your death. No such permitted transfer of the Option to your heirs or legatees shall be effective to bind the Corporation unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee or the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of these Terms and Conditions.

6.	Withholding. You may be required to pay to the Corporation or one of its Subsidiaries, and the Corporation or one of its Subsidiaries shall have the right and is hereby authorized to withhold, any applicable amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of the Option, as a condition to such exercise, grant or vesting, or as a result of any payment or transfer under or with respect to the Option. The Committee may take such other action as may be advisable in the opinion of the Corporation to satisfy all obligations for the payment of such withholding taxes. You may elect to pay all or a portion of the minimum amount of taxes required to be withheld by (a) delivery of Shares or (b) having Shares withheld by the Corporation from any Shares that you would have otherwise received, such Shares in either case having an aggregate Fair Market Value at the time of payment equal to the amount of such withholding taxes.

7.	Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, you will make or enter into such written representations, warranties and agreements as the Corporation may reasonably request in order to comply with applicable securities laws, the Award Certificate or with these Terms and Conditions.

8.	Notices. Any notice required or permitted under these Terms and Conditions shall be deemed given when delivered personally, or when deposited in a United States Post Office as registered mail, postage prepaid, addressed, as appropriate, either to you at your address on file at the Corporation or such other address as you may designate in writing to the Corporation, or to the Corporation, Attention: Secretary, at 730 Central Avenue, Murray Hill, New Jersey 07974, or such other address as the Corporation may designate to you in writing.

9.	Failure to Enforce Not a Waiver. The failure of the Corporation to enforce at any time any provision of the Plan or of these Terms and Conditions shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.	No Limitation on Rights of the Corporation. The grant of the Option shall not in any way affect the right or power of the Corporation to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

11.	Entire Agreement. The Plan, the Award Certificate and these Terms and Conditions constitute the entire agreement between the Corporation and you with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or verbal, between the Corporation and you in connection with such subject matter.

12.

Choice of Law. THE PLAN, THE AWARD CERTIFICATE AND THESE TERMS AND CONDITIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO CONFLICTS OF LAWS. FOR PURPOSES OF LITIGATING ANY DISPUTE THAT ARISES UNDER THE AWARD CERTIFICATE OR THESE

TERMS AND CONDITIONS, YOU AND THE CORPORATION AND ITS SUBSIDIARIES HEREBY SUBMIT AND CONSENT TO THE JURISDICTION OF THE STATE OF NEW JERSEY, AND AGREE THAT SUCH LITIGATION SHALL BE CONDUCTED IN THE COURTS OF UNION COUNTY, NEW JERSEY, OR THE UNITED STATES FEDERAL COURTS FOR THE DISTRICT OF NEW JERSEY.

13.	Option Subject to Plan. By your receipt of these Terms and Conditions and the Award Certificate, you agree and acknowledge that you have received and read a copy of the Plan and the related prospectus. The Option is in all respects governed by the Plan and subject to all of the terms and provisions thereof. The terms and provisions of the Plan are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.